Exhibit 4.10

Execution Version

SHARE PURCHASE AGREEMENT

Among

XUNLEI LIMITED

KING VENTURE HOLDINGS LIMITED

MORNINGSIDE CHINA TMT SPECIAL OPPORTUNITY FUND, L.P.

MORNINGSIDE CHINA TMT FUND III CO-INVESTMENT, L.P.

IDG TECHNOLOGY VENTURE INVESTMENT V, L.P.

Dated as of April 3, 2014

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of April 3, 2014, is entered into by and among,

1.                                     Xunlei Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”);

2.                                     Xunlei Network Technologies Limited, a company organized under the laws of the British Virgin Islands (the “BVI Co.”);

3.                                     Xunlei Network Technologies Limited., a company organized under the laws of Hong Kong (the “HK Co.”);

4.                                     each of the entities set forth in Schedule I attached hereto;

5.                                     each of the entities set forth in Schedule II (the “Founder Holdco”, and collectively, the “Founder Holdcos”); and

6.                                     King Venture Holdings Limited (“Kingsoft”), a company incorporated under the laws of the Cayman Islands;

7.                                     Morningside China TMT Special Opportunity Fund, L.P. and Morningside China TMT Fund III Co-Investment, L.P. (collectively “Morningside”), each an exempted limited partnership incorporated under the laws of the Cayman Islands.

8.                                     IDG Technology Venture Investment V, L.P. (“IDG”, collectively with Kingsoft and Morningside, the “Investors”, and each, an “Investor”), a limited partnership incorporated under the laws of Delaware. The foregoing parties shall be hereinafter referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS the Company is an exempted company with limited liability established under the laws of the Cayman Islands;

WHEREAS the Company desires to obtain investment from the Investors and the Investors desire to invest in the Company and purchase a total of 39,037,382 Series E Shares (as defined below) on the terms and conditions set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1

INTERPRETATION

1.1.                Definitions.  For the purposes of this Agreement, the following terms are not defined in the text of the Agreement and shall have the following meanings:

“Affiliate” means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.  In the case of an individual, the term “Affiliate” includes, without limitation, his spouse, child, brother, sister, parent, trustee of any trust in which such individual or any of his immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid persons.

“Applicable GAAP” means US GAAP, PRC GAAP or IFRS, as the case may be.

“Applicable Laws” means, with respect to any Person, any and all provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Government Entity, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its Subsidiaries or their respective assets.

“Audited Financial Statements” means (i) the audited consolidated balance sheets of the Company as at December 31, 2011, December 31, 2012 and September 30, 2013, and (ii) the audited consolidated statements of income and cash flow for the years ended on December 31, 2011, and December 31, 2012, respectively, and for the nine (9) months ended on September 30, 2013, each prepared in accordance with US GAAP.

“Board” means the board of directors of the Company.

“Business Day” means any weekday that the banks in the Cayman Islands, the PRC and Hong Kong are generally open for business.

“BVI Co.” means Xunlei Network Technologies Limited (迅雷网络技术有限公司), a company organized under the laws of the British Virgin Islands.

“Circular 75” means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Financing and Round Trip Investment via Overseas Special Purpose Companies (关于境内居民通过境外特殊目的公司融资及返程投资外汇管理有关问题的通知) issued by SAFE on October 21, 2005 and its relevant implementation, successor rule or regulation under PRC law.

“Closing” has the meaning set forth in Section 2.3 hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Group” means, collectively, the Company and its Subsidiaries, including without limitation, each of the BVI Co., the HK Co., and the entities set forth in Schedule I hereto.

“Company Warrantors” means, collectively, the BVI Co., the HK Co. and the entities set forth in Schedule I hereto.

“Constitutional Documents” means, with respect to each Group Company, the Certificate of Incorporation, Memorandum of Association, Articles of Association, Joint Venture Agreement, Business License, Articles, Approval Certificate or similar constitutional documents for such Group Company.

“Contract” means a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, purchasing arrangement and other legally binding arrangement, whether written, oral, express or implied.

“Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Control Documents” means agreements and other documents, a list of which is set forth in Schedule IV hereto, through which the WFOE controls Shenzhen Xunlei.

“Conversion Shares” shall mean the Common Shares issued or issuable upon conversion of any of the Purchased Shares, as applicable.

“Disclosure Schedule” means the Disclosure Schedule, dated of even date herewith, delivered by the Warrantors to the Investors in connection with this Agreement.

“Encumbrance” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

“Founders” means ZOU Shenglong (邹胜龙) and CHENG Hao (程浩).

“Government Entity” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Company” means a member of the Company Group, and collectively, the “Group Companies”.

“HK Co.” means Xunlei Network Technologies Limited (迅雷网络技术有限公司), a company organized under the laws of Hong Kong and a wholly-owned Subsidiary of the Company.

“Hong Kong” means the Hong Kong Special Administrative Region.

“IFRS” means the financial reporting standards and interpretations approved by the International Accounting Standards Board which includes all International Accounting Standards and interpretations issued under the former International Accounting Standards Committee from time to time.

“Indemnifiable Loss” means, with respect to any Person, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, other than consequential damages provided that (a) a party in breach had no reason to foresee such consequential damages as a probable result of such breach and that (ii) such consequential damages are not in the nature of a third party claim against such Person.  Notwithstanding anything to the contrary provided in the preceding sentence, “Indemnifiable Loss” shall include, but shall not be limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Person and (ii) any Taxes that may be payable by such Person by reason of the indemnification of any Indemnifiable Loss hereunder, other than Taxes that would have been payable notwithstanding the event giving rise to indemnification.

“Intellectual Property” means all intellectual and industrial property rights, including all of the following and all worldwide rights therein, arising therefrom, or associated therewith: (i) trademarks, trade names, trade dress, service marks, logos, business names, and all registrations thereof and applications for registration therefor; (ii) copyrights, copyrighted works, copyright registrations, mask works and mask work registrations, and applications therefore and all other rights corresponding thereto throughout the world; (iii) trade secrets, proprietary information, technology, know-how, processes, technical data and customer lists; (iv) patents, patent applications, and all reissues, divisions, renewals, reexaminations, extensions, provisionals, continuations, continuing prosecution applications and continuations-in-part thereof, and inventions and improvements (whether or not patented or patentable); (v) computer software, including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; and (vi) databases and data collections and all rights therein throughout the world.

“Key Employees” means collectively, the individuals set forth on Schedule V.

“Liabilities” means, with respect to any Person, liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“MOFCOM” means the Ministry of Commerce or, with respect to matters to be submitted for examination and approval by the Ministry of Commerce, any Government Entity which is similarly competent to examine and approve such matter under the laws of the PRC.

“Order No. 10” means the Rules for Mergers with and Acquisitions of Domestic Enterprises by Foreign Investors（《关于外国投资者并购境内企业的规定》）jointly issued by the MOFCOM, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the SAIC, the China Securities Regulatory Commission and the SAFE on August 8, 2006, as amended.

“Permit” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Government Entity.

“Person” means any natural person, corporation limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization, trade or industry association or any other entity or organization.

“PRC” means the People’s Republic of China, solely for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Principal Agreements” means collectively, this Agreement, the Amended Shareholders Agreement, the Restated Memorandum and Articles, the Kingsoft Director Indemnification Agreement and any other document or agreement as contemplated to be executed pursuant to this Agreement.

“Related Party” means (i) any officer, director, supervisory board member, or equity-holder of any Group Company, (ii) any Affiliate of any such officer, director, supervisory board member, or equity-holder, (iii) any Affiliate of any Group Company (other than another Group Company), and (iv) each member of the immediate family of each of the foregoing that is an individual, and any Affiliates of such member.

“RMB” means Renminbi Yuan, the lawful currency of the PRC.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAIC” means the State Administration of Industry and Commerce or, with respect to the issuance of any business license or filing or registration to be effected by or with the State Administration of Industry and Commerce, any Government Entity which is similarly competent to issue such business license or accept such filing or registration under the laws of the PRC.

“Senior Manager” means, with respect to any Person, the chief executive officer, the chief financial officer, the president, the general manager, any vice president or any other member of management reporting directly to the board of directors or chief executive officer of such Person.

“Series E Shares” means series E preferred shares, par value US$0.00025 per share, in the share capital of the Company.

“Shenzhen Xunlei” means Shenzhen Xunlei Networking Technologies Co., Ltd. (深圳市迅雷网络技术有限公司).

“Social Insurance” means any form of social insurance required under Applicable Laws, including without limitation, national and local contributions for pensions, medical insurance, unemployment insurance, work-related injury insurance, pregnancy benefits, and housing accumulation funds.

“Subsidiary” means, with respect to any given Person, any other Person that is not a natural person and that is Controlled directly or indirectly by such given Person.

“Tax” or “Taxes” means (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Government Entity in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Government Entity in connection with any item described in clauses (a) and (b) above.

“Tax Return” means any tax return, declaration, reports, estimates, claim for refund, claim for extension, information returns, or statements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“US$” means United States Dollar, the legal currency of the United States of America.

“US GAAP” means generally accepted accounting principles in the United States of America.

“WFOE” means Giganology (Shenzhen) Co., Ltd. (also known as Giganology (Shenzhen) Limited) (千兆科技(深圳)有限公司), a wholly foreign owned enterprise organized under the laws of the PRC.

“Xunlei Computer” means Xunlei Computer (Shenzhen) Company Limited (also known as Thunder Computer (Shenzhen) Limited) (迅雷计算机（深圳）有限公司).

1.2.                Other Defined Terms.  The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
Agreement	Preamble
Amended Shareholders Agreement	Section 6.8
Arbitration Notice	Section 10.3(a)
Centre	Section 10.3(b)
Circular 75 Registration	Section 3.18(b)
Common Shares	Section 3.5(a)
Company	Preamble
Company Affiliate	Section 3.14(c)
Company Registered IP	Section 3.17(f)
Company Warrantors	Preamble
Confidential Information	Section 5.12
Dispute	Section 10.3(a)
Environmental Law	Section 3.19
Government Official	Section 3.14(c)
HKIAC	Section 10.3(b)
Indemnified Party	Section 8.3(a)
Indemnifying Party	Section 8.3(a)
Indemnitee	Section 8.1(a)
Investor	Preamble
Kingsoft Director	Section 6.10
Kingsoft Director Indemnification Agreement	Section 6.11
Lease	Section 3.16(a)
Material Adverse Effect	Section 3.13
Material Contracts	Section 3.11(a)
Non-PRC Subsidiary	Section 3.6(c)
Preferred Shares	Section 3.5(d)
PRC Subsidiary	Section 3.1(c)
Purchase Price	Section 2.2
Purchased Shares	Section 2.2
Relevant Persons	Section 3.14(d)
Representatives	Section 5.12
Restated Memorandum and Articles	Section 6.7
Securities	Section 4.4
Series A Shares	Section 3.5(b)
Series A-1 Shares	Section 3.5(b)
Series B Shares	Section 3.5(c)

Term	Section
Series C Shares	Section 3.5(d)
Series D Shares	Section 3.5(d)
Shares	Section 3.5(d)
Statement Date	Section 3.8(b)
Warrantor(s)	Section 3

1.3.                Interpretation.  For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under US GAAP consistently applied, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Annexes are to the Schedules, Exhibits and Annexes attached to this Agreement unless explicitly stated otherwise, (vii) references to this Agreement, any other Principal Agreement and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, and (xii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

SECTION 2
AUTHORIZATION, ISSUANCE, SALE AND PURCHASE

2.1.                Authorization.  As of the Closing, the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of 131,165,603 Series E Shares, having the rights, preferences, privileges and restrictions as set forth in the Seventh Amended and Restated Memorandum of Association and the Sixth Amended and Restated Articles of Association (the “Restated Memorandum and Articles”) of the Company attached hereto as Exhibit A.

2.2.                Sale and Subscription of Series E Shares. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Investor, and each Investor agrees to purchase from the Company such number of Series E Shares at such price as set forth opposite its name on Schedule III at the Closing (the “Purchased Shares”). The consideration payable by the Investors for each Purchased Share shall be US$2.81781192, accounting to US$110,000,000 in the aggregate (the “Purchase Price”).

2.3.                Closing. The consummation of the sale and issuance of the Purchased Shares pursuant to Section 2.2 above (the “Closing”, and the date of the Closing, the “Closing Date”) shall take place remotely via the exchange of documents and signatures, as soon as possible but in any event within three (3) Business Days after each of the conditions to the Closing (except for those to be satisfied at the Closing) set forth in Section 6 and Section 7 have been satisfied or waived, or at such other time, date and place as the Parties may mutually agree upon, orally or in writing.

2.4.                Company Deliveries at the Closing.  At the Closing, the Company shall deliver or cause to be delivered:

(a)                                 a certificate of good standing to the Investors with respect to the Company issued by the applicable authority in the jurisdiction of its incorporation dated January 30, 2014;

(b)                                 a share certificate to each Investor, in form satisfactory to such Investor, evidencing the sale to such Investor of the Purchased Shares pursuant to Section 2.2;

(c)                                  a copy of the Company’s updated Register of Members to each Investor reflecting such Investor as the record owner of the Purchased Shares, certified as true and accurate by the Company’s registered agent;

(d)                                 a copy of the Company’s updated Register of Directors to Kingsoft reflecting the Kingsoft Director as a director of the Company as of the Closing, certified as true and accurate by the Company’s registered agent; and

(e)                                  such other documents, agreements and instruments required to be delivered by the Company to the Investors prior to the Closing under the terms of this Agreement.

2.5.                Investors’ Deliveries at the Closing.  At the Closing, each Investor shall deliver its Purchase Price to the Company by wire transfer of immediately available funds of United States Dollars to a bank account designated by the Company, which account information shall be delivered to such Investor at least three (3) Business Days prior to the Closing Date.  If the Purchase Price is to be paid by Hong Kong Dollar, the exchange rate between Hong Kong Dollar and United States Dollar shall be the selling rate United States Dollar offered by Hang Seng Bank at 10am on the Closing Date.

SECTION 3
REPRESENTATIONS AND WARRANTIES BY THE WARRANTORS

As a material inducement to the Investors to consummate the transactions set forth in this Agreement, as of the date of this Agreement and the Closing (unless any representations and warranties expressly relate to an earlier date, in which case as of such earlier date), the Company and each Company Warrantor (collectively, the “Warrantors”, and each, a

“Warrantor”), jointly and severally, represent, warrant and covenant to the Investors, in addition to such other representations and warranties as may be contained elsewhere in this Agreement, subject to such exceptions as may be set forth in the Disclosure Schedule attached hereto as Exhibit B with specific reference to the Section of this Agreement to which such exceptions are being taken, as follows:

3.1.                          Organization, Good Standing and Qualification.

(a)                                 Each Group Company is duly organized, validly existing and in good standing under the laws of the place of its incorporation or establishment.  Each Group Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and to perform each of its obligations hereunder and under any Principal Agreement which it may enter into pursuant to the terms hereof.  Except as disclosed in Section 3.1(a) of the Disclosure Schedule, each Group Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required.  Except as disclosed in Section 3.1(a) of the Disclosure Schedule, since its establishment, each Group Company has carried on its business in compliance with Applicable Laws in all material respects.

(b)                                 None of the Group Companies has any material Liabilities or obligations under or is a party to any Contract except in the ordinary course of business, other than (i) the Principal Agreements, and (ii) any Liabilities or obligations relating solely to the transactions contemplated by this Agreement, or by the Principal Agreements.

(c)                                  Each Group Company established under the laws of the PRC, including without limitation those set forth in Schedule I attached hereto (each a “PRC Subsidiary”) has a valid business license issued by the SAIC or branches of the SAIC, a true and complete copy of which has been delivered to the Investors, and has carried on its business within the business scope set forth in its business license in all material respects since its establishment.

3.2.                          Authorization.

(a)                                 All corporate action necessary on the part of each of the Warrantors and its officers, directors and shareholders has been taken for the authorization, execution, and delivery of the Agreement, and the performance by such Group Company of its obligations hereunder.  All corporate action necessary on the part of each of the Warrantors and its officers, directors and shareholders will have been taken as of the Closing for the authorization, execution, and delivery by such Group Company of the Principal Agreements to which it is a party, and the performance by such Group Company of its obligations thereunder.

(b)                                 This Agreement has been duly and validly executed and delivered by each Warrantor, and constitutes a legal, valid, and binding obligation of such party, enforceable against it/him/her in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.  All the other Principal Agreements will have been duly and validly executed and delivered by the parties thereto (other than the Investors, if applicable) as of the Closing, and assuming the due execution, and delivery by the Investors (if applicable), will constitute the legal, valid, and binding obligation of each of such parties thereto, enforceable against it/him or her in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3.                Valid Issuance of Securities.  The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued in compliance with all Applicable Laws, including those regulating the offer, sale or issuance of securities, will be fully-paid and non-assessable (to the extent such concept exists under Applicable Laws), and will be free of restrictions on transfer and other Encumbrances.  Each Investor will be the sole legal owner of, and will have good and marketable title to the corresponding Purchased Shares immediately following the Closing.  As of the Closing, the Conversion Shares will have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Memorandum and Articles, will be duly and validly issued, fully-paid, and non-assessable and will be free of restrictions on transfer and other Encumbrances.

3.4.                No Conflicts.

(a)                                 All Permits from any Government Entity or any other Person required to be obtained (other than such Permits as the Investors may be specifically required to obtain under Applicable Laws) in connection with the execution, delivery and performance of the Principal Agreements, and the consummation of the transactions contemplated by the Principal Agreements have been duly obtained or completed, prior to or as of the Closing.

(b)                                 The execution, delivery, and performance of and compliance with each of the Principal Agreements and the consummation of the transactions contemplated by the Principal Agreements will not (i)  result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, (w) any provision of the Constitutional Documents of each of the Warrantors, (x) any Applicable Laws, (y) any Material Contract, or (z) obligation to which any Group Company is a party or by which any Group Company is bound or (ii) accelerate or constitute an event entitling the holder of any indebtedness of any Group Company to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness, or (iii) result in the creation of any material Encumbrance upon any of the properties or assets of any of the Group Companies.

3.5.                            Capitalization.  Immediately prior to the Closing, the authorized share capital of the Company consists of the following:

(a)                                 Common Shares. A total of 351,981,289 authorized common shares of the Company of par value US$0.00025 per share (the “Common Shares”), of which 60,143,970 have been issued to the Founder Holdcos, 9,073,732 have been issued to Leading Advice Holdings Limited in the form of restricted shares pursuant to the Company’s 2013 share incentive plan adopted by an unanimous written resolutions of the board of the Company on November 18, 2013 (the “2013 RS Plan”), and 1,303,402 have been issued to Skyline Global Company Holdings Limited.

(b)                                 Series A and Series A-1 Preferred Shares. A total of 36,400,000 authorized series A-1 preferred shares of par value US$0.00025 per share (the “Series A-1 Shares”), of which 36,400,000 are in issue and outstanding, and a total of 26,416,560 authorized series A preferred shares of par value US$0.00025 per share (the “Series A Shares”), of which 26,416,560 are in issue and outstanding.

(c)                                  Series B Shares. A total of 30,308,284 authorized series B preferred shares of par value US$0.00025 per share (the “Series B Shares), of which 30,308,284 are in issue and outstanding.

(d)                                 Series C Shares. A total of 5,728,264 authorized series C preferred shares of par value US$0.00025 per share (the “Series C Shares”), of which 5,728,264 are in issue and outstanding.

(e)                                  Series D Shares.  A total of 18,000,000 authorized series D preferred shares (the “Series D Shares”, collectively with the Series E Shares, the Series A-1 Shares, the Series A Shares, the Series B Shares and the Series C Shares, the “Preferred Shares”; and collectively with the Common Shares, the “Shares”), of which 10,580,397 are in issue and outstanding.

(f)                                 Series E Shares.  A total of 131,165,603 authorized Series E Shares, of which 70,975,491 are in issue and outstanding.

(g)                                  Options, Warrants, Reserved Shares. Except for (i) the conversion privileges of the Preferred Shares, (ii) up to 26,822,828 Common Shares reserved for issuance (or issuance of options therefor) to the employees of, and the advisors and consultants to, the Company and the Subsidiaries pursuant to the Company’s 2010 share incentive plan (the “2010 ESOP Plan”) adopted by the Company by shareholders resolutions on December 30, 2010, of which the options for 21,060,606 shares have been issued pursuant to the 2010 ESOP Plan, (iii) the Common Shares reserved for issuance upon the conversion of the Preferred Shares, (iv) the warrant issued to Xiaomi Ventures Limited for the subscription of 17,744,264 Series E Shares on the terms and conditions thereof (“Xiaomi Warrant”), and (v) the warrant issued to Skyline Global Company Holdings Limited for the subscription of 3,406,899 Series E Shares (“Skyline Warrant”), there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the shares of the Company. Except as set forth in the Restated Shareholders Agreement, no shares of the Company’s outstanding share capital or shares issuable upon conversion, exercise or exchange of any outstanding options or other convertible, exercisable or exchangeable securities issued or issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the Company or any other person). There have been no exercises of the conversion rights of any Preferred Share since the issuance of such class of securities.

(h)                                 Exhibit C attached hereto sets forth the capitalization of the Company immediately prior to the Closing and immediately following the Closing on a fully diluted basis, including the number of Shares, warrants, options, and any other share purchase rights, if any, that have been issued, outstanding or reserved, but excluding Xiaomi Warrant and Skyline Warrant.

3.6.                          Group Structure.

(a)                                 Section 3.6(a) of the Disclosure Schedule sets forth the complete and accurate shareholding structure and corporate information of each Group Company as of the date hereof.

(b)                                 Except as set forth in Section 3.6(a) of the Disclosure Schedule, none of the Group Companies has any Subsidiaries or owns or Controls, directly or indirectly, any interest in any other Person.  Except as set forth in Section 3.6(b) of the Disclosure Schedule, none of the Group Companies maintains any representative offices or any branches.  None of the Group Companies has any material outstanding contractual obligations to provide working capital to, or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

(c)                                  All outstanding share capital of each Group Company not established under the laws of the PRC (each a “Non-PRC Subsidiary”) has been duly authorized, validly issued and non-assessable (to the extent that such concept exists under Applicable Laws) within the legally permissible timeframe with no personal liability attaching to ownership thereof, and free of Encumbrances, agreements, limitations in voting rights, transfer restrictions (except for any restrictions on transfer under Applicable Laws), and preemptive rights.  No share capital of any Non-PRC Subsidiary was issued or subscribed to in violation of the preemptive rights of any Person, the terms of any agreement or any Applicable Laws, including those regulating the offer, sale or issuance of securities, by which such Non-PRC Subsidiary at the time of issuance or subscription was bound.

(d)                                 Except as set forth in Section 3.6(d) of the Disclosure Schedule, all outstanding registered capital of each PRC Subsidiary has been fully contributed (such contribution has been duly verified by a certified accountant registered in the PRC and the accounting firm employing such accountant, and the report of the certified accountant evidencing such verification has been registered with the SAIC) with no personal liability attaching to ownership thereof, and free of Encumbrances, agreements, limitations in voting rights, transfer restrictions (except for the equity pledge under the Control Documents and any restrictions on transfer under Applicable Laws), and preemptive rights (except any restrictions or preemptive rights required under the Control Document and Applicable Laws).

No registered capital of any PRC Subsidiary was obtained by the current holder thereof in violation of the preemptive rights of any Person, the terms of any agreement or any Applicable Laws, by which such PRC Subsidiary at the time of issuance or subscription was bound.

(e)                                  There are no resolutions pending to change the share capital or registered capital of any Group Company.  Other than as contemplated by the Principal Agreements, or as otherwise agreed to by the Investors in writing, or as related to the Series E Shares, or as contained in the Control Documents, there are no outstanding options, warrants or other securities which upon conversion or exchange would require the issuance, sale or transfer or repurchase or redemption or acquisition otherwise of any interest in the share capital or registered capital of any Group Company; and there are no proxy, call right, pre-emptive rights, or other agreements, arrangements, or commitments of any character relating to the share capital or registered capital of any Group Company.  Other than the Principal Agreements, the Control Documents or as otherwise agreed to by the Investors in writing, (i) there are no outstanding Contracts under which any Person will purchase or otherwise acquire, or has the right to purchase or otherwise acquire, any interest in the share capital or registered capital of any Group Company; (ii) there are no dividends which have accrued or been declared but are unpaid by any Group Company; (iii) there are no outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to securities of any Group Company; (iv) there are no obligations, contingent or otherwise, of any Group Company to repurchase, redeem, or otherwise acquire any of the interest in the share capital or registered capital of such Group Company; (v) there are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any share capital or registered capital of any Group Company; and (vi) none of the Group Companies has granted or agreed to grant any Person any registration rights (including piggyback registration rights) with respect to any of their securities.

(f)                                   The Company controls the operations of each Group Company, and can properly consolidate the financial results for each Group Company in the consolidated financial statements for the Company prepared under Applicable GAAP.

3.7.                            Offering.  Subject to the truth and accuracy of the Investors’ representations set forth in Section 4 hereof, the offer, sale and issuance of the Purchased Shares pursuant to the terms hereof and the issuance of Conversion Shares upon conversion of any Series E Share are exempt from the registration requirements of any applicable securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action that would cause the loss of such exemption.

3.8.                            Financial Statements.

(a)                                 The Company has delivered to the Investors the Audited Financial Statements, accompanied by an unqualified audit opinion issued by the auditors of the Company Group on the financial statements.  The Audited Financial Statements have been prepared in conformity with US GAAP applied on a consistent basis, and present fairly the results of operations and cash flows of the Group Companies for the period covered and the financial condition of the Group Companies as of their respective dates.

(b)                                 The Company has delivered to the Investors the unaudited consolidated balance sheets of the Company as at December 31, 2013 (the “Statement Date”) and the related unaudited consolidated income statements and statements of changes in cash flow for the three-month period then ended.  Such interim financial statements have been prepared in conformity with US GAAP applied on a consistent basis, and present fairly the results of operations and cash flows of the Group Companies for the period covered and the financial condition of the Group Companies as of their respective dates.

(c)                                  None of the Group Companies has any material outstanding Liabilities, except Liabilities (i) that are reflected or disclosed in the most recent balance sheet therefor delivered to the Investors under Section 3.8(b), or (ii) that were incurred on or after the Statement Date in the ordinary course of business consistent with past practice.  Notwithstanding any disclosure herein or in the Disclosure Schedule, the total outstanding or contingent Liabilities that have not been reflected or disclosed in the Audited Financial Statements and the unaudited financial statements of the Company delivered to the Investors are not more than US$1,000,000.

(d)                                 All receivables of each Group Company are reflected in the most recent balance sheet therefor delivered to the Investors under Section 3.8(b), and represent sales or loans actually made in the ordinary course of business, and are current and materially collectible net of any reserves shown on the balance sheet.

(e)                                  Material files, documents, instruments, papers, books and records relating to the business, operations, conditions (financial or other), results of operations, and assets and properties of each Group Company have been maintained in accordance with sound business practice and contain no material misrepresentations.

3.9.                                   Absence of Change.  Since the Statement Date, none of the Group Companies has declared or paid any dividend on its shares or registered capital, and since the Statement Date, except as contemplated by the Principal Agreements and disclosed in the Disclosure Schedule:

(a)                                 each of the Group Companies has (i) conducted its business in the ordinary course consistent with past practice, (ii) used its best efforts to preserve its business, (iii) collected accounts receivable and paid accounts payable and similar obligations in the ordinary course of business consistent with past practice, and (iv) not engaged in any new line of business or entered into any agreement, transaction or activity or made any commitment except those in the ordinary course of business;

(b)                                 none of the Group Companies has entered into any transaction in an amount in excess of RMB5,000,000 other than in the ordinary course of business consistent with past practice;

(c)                                  there has been no material adverse change in or affecting the business, financial condition, results, operations or prospects of any of the Group Companies;

(d)                                 there has been no damage to, destruction or loss of physical property (whether or not covered by insurance) materially affecting the business, financial condition, results, operations or prospects of any Group Company;

(e)                                  there has been no waiver of any material right or claim of any Group Company, or the cancellation of any material debt or claim held by any Group Company;

(f)                                   there has been no sale, assignment, exclusive license, Encumbrance upon or transfer of any tangible or intangible assets (including without limitation, Intellectual Property) of any Group Companies other than in the ordinary course of business consistent with past practice;

(g)                                  there has been no satisfaction or discharge of any Encumbrance or payment of any obligation by any of the Group Companies, except such satisfaction, discharge or payment made in the ordinary course of business consistent with past practice that is not material to the assets, properties, financial condition, operating results or business of any Group Company;

(h)                                 there has been no waiver, material change, amendment to or termination of a Material Contract or arrangement by which any of the Group Companies (or any of its assets or properties) is bound or subject, except for changes or amendments which are expressly provided for by the Principal Agreements;

(i)                                     there has not been any incurrence, commitment to incur, assumption or guarantee by any of the Group Companies of any indebtedness other than in the ordinary course of business (such as working capital loans) and in amounts in excess of RMB5,000,000 and on terms consistent with past practice;

(j)                                    there has not been the creation or other incurrence of any material Encumbrance on any asset of any Group Company other than in the ordinary course of business consistent with past practice;

(k)                                 there has not been any loan or advance to, guarantee for the benefit of, or investment in, any Person (including but not limited to any of the employees, officers or directors, or any members of their immediate families, of any Group Company) by any Group Company except for loans, pledges or guarantees made by a Group Company to another Group Company in the ordinary course of business and in accordance with Applicable law;

(l)                                     there has not been any resignation of or termination of the employment relationship of any Key Employee;

(m)                             there has not been any capital expenditures made by any Group Company that aggregate in excess of RMB75,000,000;

(n)                                 there has not been any change in the nature or organization of, or any material change in the scope of, the business of any Group Company or disposal of the whole or its undertaking or property or substantial part thereof;

(o)                                 there has not been any material acquisition or formation of any Subsidiary, any branch companies, any equity interest in any Person or the whole or any substantial part of the undertaking, assets or business of any other Person or entering into any joint venture or partnership with any other Person, by any Group Company;

(p)                                 there has not been any sale, transfer, lease, or pledge of all or substantially all of the assets by any of the Group Companies, or entry into any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other corporate reorganization;

(q)                                 there has not been any sale, transfer, pledge or otherwise disposition of share capital or registered capital of any Group Company;

(r)                                    there has not been any issuances of Common Shares or Preferred Shares and there were options exercisable for 21,060,606 Commons Shares outstanding; and

(s)                                   there has not been any agreement or commitment by any Group Company to do any of the things described in this Section 3.9.

3.10.                     Taxes.  Except as disclosed in Section 3.10 of the Disclosure Schedule,

(a)                                 Each of the Group Companies has timely filed all Tax Returns as required by Applicable Law.  These Tax Returns are true, accurate, and complete and are not the subject of any material dispute nor are likely to become, to the knowledge of the Warrantors, the subject of any material dispute with any Government Entity.  Each of the Group Companies has paid all Taxes due and no Tax Encumbrances are currently in effect or proposed against any of the assets of any of the Group Companies.  Each Group Company has made all such deductions and retentions as it was obligated or entitled to make and all such payments as should have been made.  All material loss carry-forwards as reported in the Company’s financial statements are valid and available under applicable Tax law to offset future taxable profits.  All material Tax registrations have been completed in all applicable locations. Except as disclosed in Section 3.10(a) of the Disclosure Schedule, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against any of the Group Companies or any of their respective properties or assets by any Government Entity.  To the knowledge of the Warrantors, no tax-related government investigation, audit or visit or examination or audit of any tax returns or reports of any of the Group Companies by any applicable Government Entity, except any that are conducted by any Government Entity in its regular course of business, is planned for the next twelve months. There are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year.

(b)                                 None of the Group Companies is or has at any time been in violation of any Applicable Law regarding Tax which may result in any material liability or criminal or administrative sanction or otherwise having a Material Adverse Effect on the business or any Group Company, other than such violation that has been rectified or resolved and does not have any foreseeable liability or criminal or administrative sanction or otherwise.

(c)                                  Each Group Company has withheld individual income taxes on behalf of all its employees in material compliance with the applicable regulations in each respective jurisdiction such that there shall be no material default or underpayment in respect of individual income taxes. Since its formation, none of the Group Companies has incurred any taxes, assessments or governmental charges other than in its ordinary course of business and each Group Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.

(d)                                 Each Group Company has made all deductions and withholdings in respect, or on account, of any material Tax from any payments made by it which it is obliged or entitled to make and has duly accounted in full to the appropriate authority for all material amounts so deducted or withheld.

(e)                                  All exemptions, reductions and rebates of material Taxes granted to any Group Company by a Government Entity are in full force and effect and have not been terminated.  The transactions contemplated under the Principal Agreements are not in violation of any Applicable Law regarding Tax, and will not, to the knowledge of the Warrantors, result in any such exemption, reduction or rebate being cancelled or terminated, whether retroactively or for the future.

(f)                                   None of the Group Companies is responsible for any material amount of Taxes of any other Person by reason of contract, successor liability, or otherwise.

(g)                                  No submissions by or on behalf of any Group Company made to any taxing authority in connection with obtaining Tax exemptions, Tax holidays, or reduced Tax rates contained any material misstatement or omission that would have affected the granting of such Tax exemptions, Tax holidays or reduced Tax rates.

(h)                                 To the knowledge of the Warrantors after due inquiry, none of the Group Companies has been a “passive foreign investment company” as defined in the Code, for any taxable year.

(i)                                     Each of the Group Companies is treated as a corporation for income tax purposes.  There has been no communication from any Tax authority relating to or affecting the Tax classification of any Group Company.

(j)                                    No Group Company has within the relevant statutory limitation period paid or become liable to pay material interest, penalty, surcharge or fine relating to Taxes.

(k)                                 The provisions for Taxes in the respective financial statements delivered to the Investors under Sections 3.8(a) and 3.8(b) are sufficient for the payment of all accrued and unpaid applicable Taxes of each Group Company, whether or not assessed or disputed as of the date of each such balance sheet.

(l)                                     Since the Statement Date, none of the Group Companies has incurred any Taxes other than in the ordinary course of business and each Group Company has made materially adequate provisions on its books of account for all Taxes.

(m)                             No Group Company has been engaged in (and under no circumstances shall any Group Company be engaged in), or been a party to (and under no circumstances shall be a party to), any transaction or series of transactions of which the main purpose, or one of the main purposes, was the evasion of or unlawful deferral of Taxes in any taxing jurisdiction where the Group Company operates.

(n)                                 Each Group Company has conducted all material related party transactions at arm’s length.

(o)                                 To the knowledge of the Warrantors, after due and reasonable inquiry, no transaction contemplated under the Principal Agreements will trigger any material Tax liability.

3.11.                                 Material Contracts.

(a)                                 Section 3.11(a) of the Disclosure Schedule lists each material outstanding Contract to which any Group Company is a party, to which any Group Company or its properties is subject, or by which any Group Company or its properties is bound, which is material to the business of the Group Companies under Item 601 of Regulation S-K under the US Securities Act of 1933, as amended (collectively, the “Material Contracts”).

(b)                                 Each Material Contract is legal, valid and subsisting under Applicable Laws, in full effect, enforceable by the parties thereto in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Applicable Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Applicable Laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.  To the knowledge of the Warrantors, each Group Company, as applicable, has duly and materially performed its obligations under each Material Contract to the extent that such obligations to perform have accrued.  To the knowledge of the Warrantors, no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any of the Material Contracts by any Group Company, or any other party or obligor with respect thereto, has occurred, or as a result of this Agreement or any other Principal Agreement, or the performance hereof or thereof, will occur.  None of the Group Companies, or to the knowledge of the Warrantors, any of its officers, directors or employees, has given to or received from any Person any written notice or other communication regarding any alleged, possible, or potential material violation or material breach of, or material default under, any Material Contract.

(c)                                  There are no Material Contracts containing covenants that in any material way purport to restrict the business activity of any Group Company, or limit in any material respect the freedom of such entity to engage in any line of business that it is currently engaged in, or to compete in any material respect with any Person, or to obligate in any material respect such entity to share, license or develop any product or Intellectual Property.

(d)                                 There are no Material Contracts requiring any Group Company to share any profits, or make any payments or other distributions based on profits, revenues, cash flows or referrals with another Person.

(e)                                  To the knowledge of the Warrantors after due inquiry, the consummation of the transactions contemplated by this Agreement and the Principal Agreements will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, any Group Company under any Material Contract.

(f)                                   None of the Material Contracts, nor performance of the terms thereunder, has or will (i) result in a violation or breach of any provision of the respective Constitutional Documents of any Group Company, or (ii) result in a material breach of, or constitute a material default under, or result in the creation or imposition of, any Encumbrance to which any Group Company or any of their respective properties is subject, or (iii) be a breach of any Applicable Laws.

(g)                                  None of Group Companies is a party to any Material Contract that purports to impose any restrictions or limitations upon the Investors or any of its Affiliates.

3.12.                                 Transactions with Related Parties.  To the knowledge of the Warrantors, (i) none of the Group Companies is indebted, either directly or indirectly, to any Related Party in any material amount other than for payment of salary for services rendered and for reimbursement of reasonable expenses; (ii) no Related Party is materially indebted to any of the Group Companies or has any direct or indirect ownership interest (other than as a result of any ownership interest held in the Company) in any of the Group Companies; (iii) no Related Party has any Contract with any Group Company; (iv) no Related Party has any direct or indirect ownership interest, or contractual relationship, with any Person with which any of the Group Companies has a business relationship or any Person which, directly or indirectly, competes with any of the Group Companies (other than the ownership of less than five (5)% of the outstanding shares of a publicly traded company); and (v) to the knowledge of the Warrantors, no Related Party is, directly or indirectly, a party to or otherwise an interested party with respect to any Contract of which any Group Company is a party.

3.13.                                 Litigation.  Except as set forth in Section 3.13 of the Disclosure Schedule, there are no material litigations, proceedings, investigations (civil, criminal,

regulatory or otherwise), arbitration claims, demands, grievances or inquiries (“Actions”) pending or threatened against or affecting any Group Company or, to the knowledge of the Warrantors, any of their officers, directors or employees with respect to such Group Company’s businesses, assets or properties, nor are there any facts which are likely to give rise to any such Action that (i) is or would reasonably be expected to have a material adverse effect individually or in the aggregate on the condition (financial or otherwise), results of operations, business, operations, properties, assets (including intangible assets), liabilities or prospects of the Company Group taken as a whole (a “Material Adverse Effect”), or (ii) would individually or in the aggregate materially and adversely affect the ability of the Company to perform its obligations under the Principal Agreements.  Except as set forth in Section 3.13 of the Disclosure Schedule, there are no material judgments unsatisfied against any Group Company or material injunctions to which any Group Company or any asset or property of the foregoing is subject.

3.14.                                 Compliance with Applicable Laws and Instruments.

(a)                                 Except as set forth in Section 3.14(a) of the Disclosure Schedule, each of the Group Companies is, and at all times has been, in material compliance with all Applicable Laws (including without limitation, Order No. 10 and Circular 75).

(b)                                 The Group Companies do not conduct, and do not Control any Person who does conduct business directly in, and receive revenues of such business directly from, the United States.  The Group Companies have no offices, assets or properties in the United States.  The Group Companies have not targeted or solicited United States residents as customers, or users of their products, systems and services.

(c)                                  Except as set forth in Section 3.14(c) of the Disclosure Schedule, no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a material violation by any of the Group Companies of, or a failure on the part thereof to comply with, any Applicable Laws, or (ii) may give rise to any material obligation on the part of any of the Group Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.  Except as set forth in Section 3.14(c) of the Disclosure Schedule, none of the Group Companies has received any written notice or other communication from any Government Entity regarding (x) any material actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Laws, or (y) any material actual, alleged, possible, or potential obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(d)                                 None of the Group Companies or, to the knowledge of the Warrantors, any director, officer, agent, employee, or any other person associated with or acting for or on behalf of the Group Companies (individually and collectively, a “Company Affiliate”), has violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws, or has offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Government Entity, to any political party or official thereof, or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i)                                     (w) influencing any act or decision of such Government Official in his official capacity, (x) inducing such Government Official to do or omit to do any act in relation to his lawful duty, (y) securing any improper advantage, or (z) inducing such Government Official to influence or affect any act or decision of any Government Entity, or

(ii)                                  any Group Company in obtaining or retaining business for or with, or directing business to any Person.

(e)                                  None of the Group Companies, and to the knowledge of the Warrantors, none of their respective officers, employees, directors or agents ((a) and (b) collectively, “Relevant Persons”) has engaged directly or indirectly in transactions connected with any of North Korea, Iraq, Libya, Cuba, Iran, Myanmar or Sudan, or otherwise engaged directly or indirectly in transactions connected with any government, country or other entity or person that is the target of U.S. economic sanctions administered by the U.S. Treasury Department Office of Foreign Assets Control, including those designated on its list of Specially Designated Nationals and Blocked Persons and no Relevant Person is any such person or entity.  No Relevant Person has taken any action in furtherance of any boycott that is not sanctioned by the United States.  No Relevant Person has received unlicensed donations or engaged in any financial transaction while knowing or having reasonable cause to believe that such transaction poses a risk of furthering terrorist attacks anywhere in the world.

(f)                                   To the knowledge of the Warrantors, none of the beneficial owners of any interest in any Group Company is a Government Official.

(g)                                  None of the Group Companies is in violation of any term or provision of any indebtedness, mortgage, or Material Contract, the violation of which could, whether individually or in the aggregate, have a Material Adverse Effect.  None of the Group Companies is in violation of its Constitutional Documents.

3.15.                                 Control Documents.

(a)                                 Each party to the Control Documents has the legal right, power and authority (corporate and other) to enter into and perform its or his or her obligations under each Control Document to which it or he or she is a party and has taken all necessary action (corporate and other) to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each Control Document to which it or he or she is a party.

(b)                                 Each Control Document constitutes a valid and legally binding obligation of the parties named therein enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)                                  The execution and delivery by each party named in each Control Document, and the performance by such party of its obligations thereunder and the consummation by it of the transactions contemplated therein shall not (i) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its constitutional documents as in effect at the date hereof, any applicable law, or any Material Contract to which a Group Company is a party or by which a Group Company is bound, (ii) accelerate, or constitute an event entitling any Person to accelerate, the maturity of any indebtedness or other liability of any Group Company or to increase the rate of interest presently in effect with respect to any indebtedness of any Group Company, or (iii) result in the creation of any lien, claim, charge or encumbrance upon any of the properties or assets of any Group Company, except for those under the Control Documents.

(d)                                 All consents required in connection with the Control Documents have been made or unconditionally obtained in writing, and no such consent has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed.

(e)                                  The pledge of the equity interest of Shenzhen Xunlei pursuant to the Control Documents has been duly filed with the competent administration of industry and commerce. Each Control Document is in full force and effect and no party to any Control Document is in breach or default in the performance or observance of any of the terms or provisions of such Control Document.  None of the parties to any Control Document has sent or received any communication regarding termination of or intention not to renew any Control Document, and no such termination or non-renewal has been threatened by any of the parties thereto.

3.16.                                 Real and Personal Property.

(a)                                 Except as disclosed in Section 3.16(a) of the Disclosure Schedule, each Group Company has good and marketable title to its properties and assets in each case free and clear of any mortgage, pledge, lien, encumbrance, security interest or charge of any kind.

(b)                                 With respect to the property and assets it leases, except where the defects in the leasehold interests would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect, each Group Company is in compliance with such leases and, to its knowledge, each Group Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property or assets.

(c)                                  All material personal property of each of the Group Companies which is reflected in the most recent balance sheet therefor delivered to the Investors or which has been acquired by any Group Company since the Statement Date and which has not been disposed of in the ordinary course of such Group Company’s business is owned by such Group Company free and clear of any Encumbrances.

3.17.                                 Intellectual Property.

(a)                                 Except as disclosed in Section 3.17(a) of the Disclosure Schedule, each Group Company owns exclusively, free of Encumbrances, all Intellectual Property registrations and applications held or filed in its name (“Registered IP”) and all of its other material proprietary Intellectual Property, and owns or otherwise possesses adequate licenses or other rights to use all other Intellectual Property necessary or sufficient to conduct any business as currently conducted or proposed to be conducted by the Group Companies, including without limitation, the Company’s online video business (all of the above Intellectual Property, collectively, “Company IP”).  Except as disclosed in Section 3.17(a) of the Disclosure Schedule, no Group Company has, on a direct, contributory or similar basis, infringed or misappropriated any Intellectual Property of any other Person nor does any Group Company know of any notices or any claims threatened in writing alleging any of the foregoing (including “cease and desist” letters or invitations to take a license), which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  To the knowledge of the Warrantors, no Person has violated, infringed or misappropriated any Company IP or challenged the ownership or use of the Company IP by the applicable Group Company, and no Group Company has given any written notice to any other Person alleging any of the foregoing, except as would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(b)                                 No Group Company is subject to any Action or outstanding order or settlement agreement or stipulation with any Person that restricts in any manner the products or services of, or the use, transfer or licensing of Intellectual Property by the Group Companies, or their respective customers or users or may affect the validity, use or enforceability of any Company IP, except for those that would not reasonably be expected to have a Material Adverse Effect.

(c)                                  Each Group Company is in compliance with all material terms and conditions of all material licenses, sublicenses, and other agreements to which such Group Company is a party and pursuant to which any Person is authorized to use, exercise or receive any benefit from the Company IP except as would not be reasonably expected to have a Material Adverse Effect.

(d)                                 Except as provided in Section 3.17(d) of the Disclosure Schedule, no Group Company has (i) transferred or assigned any material Company IP; (ii) granted a license or right to use, or authorized the retention of any rights to use or joint ownership of, any material Company IP; or (iii) permitted the rights of any Group Company in material Company IP to lapse or enter the public domain. To the knowledge of the Group Companies, any rights in any material Intellectual Property related to the primary business conducted by any Group Company held by any employee of any Group Company have been assigned and transferred in writing to the Group Companies.

(e)                                  The Group Companies have delivered to the Investors accurate and complete copies of all material licenses, sublicenses and other agreements pursuant to which any Group Company is a party and pursuant to which such Group Company is authorized to use, exercise, or receive any benefit from any Intellectual Property of any Person (including any of the foregoing involving “open source” or similar software). Each Group Company is in compliance with all material terms and conditions of all material licenses, sublicenses and other agreements to which such Group Company is a party and pursuant to which such Group Company is authorized to use, exercise, or receive any benefit from any Intellectual Property of any other Person.  There is no material Action, assertion, claim or threatened claim, or facts that could serve as a basis for any Action, assertion or claim, that any Group Company has breached any terms or conditions of such licenses, sublicenses, or other agreements.

(f)                                   Section 3.17(f) of the Disclosure Schedule sets forth a complete list of the material Registered IP.  All material Registered IP is owned by, registered or applied for solely in the name of a Group Company, is valid and subsisting and have not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied.  No Group Company nor, to the knowledge of the Warrantors, any of its employees, officers or directors has taken any actions or failed to take any actions that would cause any of the material Company IP to become invalid, unenforceable or not subsisting.

(g)                                  Each Group Company has taken commercially reasonable steps to protect and preserve the confidentiality of all material confidential information and trade secrets of such Group Company and the security, operation and integrity of their material software, networks, websites and systems (and the content stored or transmitted thereby).

(h)                                 To the knowledge of the Warrantors, the consummation of the transactions contemplated by the Principal Agreements will neither violate nor result in the breach, modification, cancellation, termination, suspension of, or acceleration or increase of any payments with respect to, any licenses or agreements relating to any Company IP.

(i)                                     The Group Companies have taken all necessary reasonable actions to make themselves eligible for all “safe harbors” and other protections under Applicable Laws relating to liability for Intellectual Property infringement.  The Group Companies have responded reasonably and promptly to all complaints received by any of them relating to Intellectual Property infringements (and other violations of the Law or inappropriate conduct), in each case, occurring through, assisted by or in connection with their products, services and systems, and have cooperated with content owners and their representatives to prevent or remedy any of the foregoing.

3.18.                                 Permits and Registrations.

(a)                                 Except as set forth in Section 3.18(a) of the Disclosure Schedule, each of the Group Companies has duly obtained or completed in accordance with Applicable Laws all material Permits from or with the relevant Government Entity or other Person required in respect of the due and proper establishment and operations of such Group Company as now being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect.  None of the Group Companies is in default in any material respect under any such Permit.  Except as set forth in Section 3.18(a) of the Disclosure Schedule, none of the Warrantors has any reason to believe that any such Permits which are subject to periodic renewal will not be granted or renewed.

(b)                                 Except as set forth in Section 3.18(b) of the Disclosure Schedule, each holder of beneficial ownership in the Company who is a “Domestic Resident” as defined in Circular 75 and is subject to the registration and other requirements under Circular 75 has duly completed and, if required, will maintain and renew, the registration with SAFE or competent branches of SAFE pursuant to Circular 75 (the “Circular 75 Registration”).

(c)                                  Except as set forth in Section 3.18(c) of the Disclosure Schedule, to the knowledge of the Warrantors, none of the Group Companies is in receipt of any letter or other communication from any Government Entity threatening or providing notice of revocation of any Permits for non-compliance or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by any Group Company.  Except as set forth in Section 3.18(c) of the Disclosure Schedule, none of the Group Companies has received any written inquiry, notification, order or any other form of official correspondence from any Government Entity with respect to any actual or alleged non-compliance with Order No. 10, Circular 75 and any other applicable PRC rules and regulations.

3.19.                                 Environment.  Each of the Group Companies is in material compliance with Applicable Laws concerning health, safety or matters related to pollution or protection of the environment which are applicable to any of the Group Companies (the “Environmental Law”), and each of the Group Companies has obtained all necessary Permits required under the Environmental Law or by the competent Government Entity, if any, in order for the continual conduct by it of its business and operations as currently conducted, and there has been and is no material breach of any of the Environmental Law or any environmental Permit.

3.20.                                 Officers, Employees and Labor.

(a)                                 To the knowledge of the Warrantors, each of the Group Companies has complied in all material aspects with all Applicable Laws relating to labor or employment, including provisions thereof relating to wages, hours, social welfare, equal opportunity, and collective bargaining.  There is no organized labor strike, dispute, slowdown or claim pending or, to the knowledge of the Warrantors, threatened against or affecting any of the Group Companies that would not individually or in the aggregate have a Material Adverse Effect.  None of the Group Companies has any Contract with any labor union.

(b)                                 Schedule IV enumerates a complete list of the Key Employees of the Group Companies, along with each such individual’s title.  Each Key Employee is currently devoting all of his or her business time to the conduct of the business of the Company Group, and has entered into an employment agreement with confidentiality, non-compete, non-solicitation and intellectual property assignment provisions with the Group Companies.  None of the Senior Managers of the Group Companies and the Key Employees has notified the Group Companies that such Person will cancel or otherwise terminate such Person’s relationship with the Group Companies, or is being terminated by the Group Companies.  None of the Warrantors is aware that any Founder or Key Employee intends to terminate his/her/its respective employment, or plans to work less than full time in the future, or is currently working or plans to work for any other Person that competes with any Group Company, whether or not such employee is or will be compensated by such Person.

(c)                                  To the knowledge of the Warrantors, none of the employees of the Group Companies is obligated under any Contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Group Companies, that would conflict with the business of the Group Companies as proposed to be conducted or that would prevent such officers, employees or consultants from assigning to the relevant Group Company inventions conceived or reduced to practice or copyrights for materials developed in connection with services rendered to such Group Company.  To the knowledge of the Warrantors, except for inventions, or copyrights that have been validly and properly assigned or licensed to the Group Companies, no inventions or copyrights for materials developed by any employees of any Group Company prior to their respective employment have been utilized during the course of or are necessary for the business operations of any Group Company.

(d)                                 To the knowledge of the Warrantors, the following will not conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any Contract, covenant or instrument under which any Founder or Key Employee is now obligated: (i) the execution, delivery and performance of any of the Principal Agreements; (ii) the adoption by the Company of the Restated Memorandum and Articles, (iii) the carrying on of any Group Company’s business by the employees thereof; and (iv) the conduct of the business of any Group Company as currently conducted or as proposed to be conducted.  None of the execution, delivery and performance of the Principal Agreements or the adoption of the Restated Memorandum and Articles will (either alone or upon the occurrence of any additional or subsequent event) constitute an event under any benefit plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in material benefits with respect to any employee, former employee, consultant, agent or director of the Group Companies.

(e)                                  Except as set forth on Section 3.20(e) of the Disclosure Schedule, none of the Group Companies has any pension, profit sharing, stock option, employee stock purchase or other plan providing for incentives or other compensation to employees (aside from any salary payable thereto in the ordinary course), or any other employee benefit plan

Each of the benefit plans listed in Section 3.20(e) is and has at all times been in compliance in all material respects with all applicable provisions of Applicable Laws.

(f)                                   Each Group Company is in material compliance with all Applicable Laws relating to its provision of any form of Social Insurance, and will have properly paid, or made provision for the proper payment of, all Social Insurance contributions required under Applicable Laws as of the Closing.

(g)                                  To the knowledge of the Warrantors, none of the directors or Senior Managers of any Group Company is a government official or holds any position with any Government Entity.

3.21.                                 Insurance.  Each Group Company has in full force and effect insurance policies in amounts customary for companies similarly situated, if any, and nothing has been done or omitted to be done by or on behalf of such Group Company that would make any policy of insurance void or voidable or enable the insurers to avoid the same and there is no claim outstanding under any such policy and there are no circumstances to give rise to such a claim or result in an increased rate of premium.  All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby. No Group Company is in default under any of these policies and no Group Company has been refused any insurance coverage sought or applied for, or notified in writing that it will be unable to renew its existing insurance coverage.

3.22.                                 Brokers.  Except as set forth on Section 3.22 of the Disclosure Schedule, no finder, broker, agent, financial advisor or other intermediary has acted on behalf of any of the Group Companies, or any of their respective Affiliates in connection with the sale of the Purchased Shares, or the negotiation or consummation of the Principal Agreements, or any of the transactions contemplated by the Principal Agreements.

3.23.                                 Disclosure.  The Company and the Group Companies have fully provided the Investors with all material information that the Investors has requested for deciding whether to purchase the Purchased Shares.  None of the Principal Agreements (including all Schedules thereto) or any other statements or certificates or other materials made or delivered, or to be made or delivered to the Investors in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.  No representation or warranty by any Warrantor in this Agreement contains any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances in which they are made, not misleading.

SECTION 4
REPRESENTATIONS AND WARRANTIES BY INVESTORS

Each of the Investors, severally and not jointly, represents, warrants and covenants to the Company, as of the date hereof and the Closing hereunder, as to and in respect of itself that:

4.1.                                        Organization, Standing.  Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

4.2.                                        Authorization.  Such Investor has full power and authority to enter into and perform its obligations under each of the Principal Agreements to which it is a party.  Each Transaction Agreement to which such Investor is a party has been duly executed and delivered by such Investor.  Each Principal Agreement, when executed and delivered by such Investor and assuming the due execution and delivery of such Principal Agreement by the other parties thereto, will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii)  as limited by Applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3.                                        No violation, etc.  The execution, delivery and performance of this Agreement by such Investor and the other Principal Agreements to which it is a party will not: (a) violate any provision of the organizational documents of such Investor; (b) to the best knowledge of such Investor, require such Investor to obtain any consent, approval or action of, or make any filing with or give any notice to, any Government Entity or any other third party pursuant to any agreement to which such Investor is a party; or (c) to the best knowledge of such Investor, violate any applicable law or regulation of the country where such Investor is incorporated or any other jurisdiction in which such Investor maintains a business presence.

4.4.                                        Purchase Entirely for Own Account.  The Purchased Shares and the Conversion Shares (collectively, the “Securities”) will be acquired by such Investor for investment for such Investor’s or any of its Affiliates’ own account, and not with a view to the immediate resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.5.                                        Status of Investors.  Such Investor is purchasing the Securities outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Act”) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

4.6.                                        Restricted Securities.  Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under U.S. federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.

4.7.                                        Legends.  If such Investor should in the future decide to dispose of any of the Securities, such Investor understands and agrees that it may do so only in compliance with the Act and applicable state securities laws, as then in effect.  Such Investor agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Securities to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION.  THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, DATED [•], 2014 BY AND AMONG THE COMPANY, ITS SUBSIDIARIES AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE.  THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH SHAREHOLDERS AGREEMENT.”

SECTION 5
ADDITIONAL COVENANTS

5.1.                            Use of Proceeds.

(a)                                 The Company will use the proceeds from the sale of Series E Shares hereunder (the “Proceeds”) solely for (i) the expansion of business, capital expenditure, business operations, marketing and general corporate purposes pursuant to the business plan attached as Exhibit I to the Amended Shareholders Agreement; and (ii) the repurchase of all or part of the outstanding Shares in accordance with Sections 5.1(b) below.  In any event, without the prior written consent by the Board (including the affirmative vote of the Kingsoft Director), such proceeds shall not be used to repay any or all part of the indebtedness by any Group Company to any shareholder, director, officer of any Group Company or any persons affiliated or associated to such shareholder, director or officer.

(b)                                 The Company may use a total of up to US$50,000,000 out of the Proceeds to repurchase the issued share of the Company, all of which may be used to repurchase any Preferred Shares other than those held by Morningside Technology Investments Limited; provided however, that,

(i)                                     the repurchase price payable by the Company for each Share to be purchased shall not exceed the Purchase Price per Series E Share (as proportionately adjusted for shares subdivisions, share dividends, reorganization, reclassification, consolidation or mergers) provided hereunder; and

(ii)                                  immediately upon the completion of each repurchase of Shares provided herein, all of the Shares so repurchased or redeemed shall be cancelled.

5.2.                            Exclusivity.  Except for any discussion, negotiation or action in connection with any proposed initial public offering of the Company, starting from the date hereof until the earlier of (i) the Closing Date and (ii) the date this Agreement is terminated pursuant to Section 9 hereof, each of the Warrantors, jointly and severally, undertakes that it or any of its Related Parties shall not, directly or indirectly, (i) solicit, initiate, encourage or otherwise facilitate offers or proposals from, or engage in or continue any discussion or negotiation with, any other Person (other than the Investors) for the sale or other disposition of all or any portion of any interest in the equity or the assets of any Group Company or the merger, consolidation or other combination of any Group Company or such Group Company’s respective business or assets with any other Person (other than the Investors) except in the ordinary course of business, or (ii) provide or offer to provide any information to any other Person (other than the Investors, or the representatives or agents, acting on behalf of any Investor) or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person (other than the Investors, or the representatives or agents, acting on behalf of the Investors) to engage or seek to engage in any of the foregoing unless any Investor has failed to satisfy the conditions to closing set forth in Section 7 hereof.

5.3.                            Books and Records.  The Warrantors shall, and shall procure each Group Company to maintain proper books of record and account, in which full, true and correct entries in conformity with (i) the then adopted accounting principles consistently applied as to all financial transactions and matters involving the properties and business of the respective Group Company; and (ii) all applicable requirements of any Government Entity.

5.4.                            Satisfaction of Conditions Precedent.  As promptly as practicable, each of the Warrantors will, severally and jointly: (i) take all actions required of such party and do all other things reasonably necessary, proper or advisable for it to consummate the transactions contemplated by the Principal Agreements to which it is a party, and to cause the satisfaction of the conditions applicable to it set forth in Section 6 hereof; (ii) file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by such party pursuant to Applicable Laws in connection with the Principal Agreements and the sale of the Purchased Shares pursuant hereto and the consummation of the other transactions contemplated by the Principal Agreements; (iii) use best efforts to obtain, or cause to be obtained, all Permits (including any Permits required under any Contract) required or necessary to be obtained by such Party in order for it to consummate the transactions contemplated pursuant to the Principal Agreements to which it is a party; and

(iv) coordinate and cooperate with the other Parties in exchanging such information and supplying such assistance as may be reasonably requested by the other Parties in connection with any filings and other actions to be made or taken in order to consummate the transactions contemplated pursuant to the Principal Agreements.

5.5.                            SAFE Registration.  The Company shall use its best efforts to cause each holder of beneficial ownership in the Company who is a “Domestic Resident” as defined in Circular 75 and is subject to the registration and other requirements under Circular 75 to submit its updated Circular 75 Registration with SAFE or a competent branch of SAFE as soon as practicable and in any event within thirty (30) Business Days after the Closing.

5.6.                            Internet Licenses.  As soon as reasonably practical after the Closing, Shenzhen Xunlei shall use its reasonable efforts to obtain an Internet News Services License (互联网新闻信息服务许可证), and Xunlei Games Development (Shenzhen) Co., Ltd. (深圳市迅雷游戏开发有限公司) (“Xunlei Games”) shall use its reasonable efforts to obtain an Internet Publishing License (互联网出版许可证).

5.7.                            WFOE and Shenzhen Xunlei Boards.  The Warrantors shall cause the Kingsoft Director to be appointed as the members of the board of the HK Co., WFOE, Shenzhen Xunlei and Xunlei Computer, and take all necessary actions, execute all necessary documents and make all necessary governmental filings to enable the Kingsoft Director to become directors of such Group Companies within sixty (60) Business Days of the Closing.

5.8.                            Group Contracts.  The Warrantors covenant that each agreement to be entered into by and between Xunlei Games and other Group Companies after the Closing will be made on an arm’s length basis, and that at the request of any Investor, the applicable Group Companies shall make such agreements available to such Investor for inspection.

5.9.                            License and Permits.  The applicable Group Company shall apply for any material license, permit, filing or registration which is legally required or necessary for maintenance of its assets and business operation and as may reasonably be requested by any Investor.

5.10.                     Shenzhen Xunlei Option Agreement.  With thirty (30) days from the Closing, Shenzhen Xunlei shall, and shall cause its shareholders to, enter into an option agreement (the “Option Agreement”) containing substantially the same terms and conditions as those in the option agreement (the “Chunhua Agreement”) dated as of December 24, 2012 by and among Chunhua (Tianjin) Equity Investment Management Co., Ltd. (春华(天津)股权投资管理有限公司), Shenzhen Xunlei and its then existing shareholders, to grant each of Kingsoft and Morningside (or such other Person as designated by Kingsoft or Morningside) an option to subscribe for increased registered capital of Shenzhen Xunlei on the terms and conditions provided therein; provided however, the Option Agreement shall terminate immediately, automatically and simultaneously with the termination of the Chunhua Agreement.

5.11.                     Conduct of Business.  Except as otherwise permitted by the Principal Agreements or with the written consent of the Investors, from the date hereof to the earlier of (i) the Closing and (ii) the termination of this Agreement pursuant to Section 9, each Warrantor shall:

(a)                                 carry on its business in the ordinary course consistent with past practice and in substantially the same manner as conducted prior to the date hereof and use reasonable best efforts to preserve its relationships with customers, suppliers and others having business dealings with any Group Company;

(b)                                 not amend its Constitutional Documents except as required hereunder or as required by Applicable Laws;

(c)                                  not mortgage, pledge or subject to lien or any other Encumbrance, any of its material assets, whether tangible or intangible, except in the ordinary course of business consistent with past practice;

(d)                                 not merge or consolidate, reorganize or amalgamate itself with or into any other Person or enter into any scheme of arrangement or other business combination with or into any other Person;

(e)                                  not purchase the stock, assets or business of any other Person except in the ordinary course of business consistent with past practice and in quantities that are not material to the business of the Company;

(f)                                 not incur Liabilities and/or obligations (including Liabilities with respect to indebtedness, capital leases or guarantees thereof) in excess of US$2,000,000 in the aggregate; except in the ordinary course of business consistent with past practice;

(g)                                  not repay or prepay Liabilities and/or obligations in excess of RMB500,000 in the aggregate prior to their stated maturity;

(h)                                 not enter into any new, or amend or alter (or commit to enter into, amend or alter) in any material respect any existing, employment or consulting agreements or any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan, collective bargaining agreement or commitment (including any commitment to pay retirement or other benefits), trust agreement or similar arrangement adopted by it with respect to its own employees;

(i)                                   not enter into any transaction not on an arms-length basis;

(j)                                  not take any actions that (i) would result in any of the representations or warranties made in Section 3 hereof being untrue or misleading if given with reference to the facts and circumstances then existing, or (ii) would result in any of the covenants contained in this Agreement to be impossible to perform;

(k)                                 not take any affirmative action or fail to take any reasonable action within its control as a result of which any of the changes or events listed in Section 3.9 is likely to occur; and

(l)                                   not enter into any agreement or arrangement to do any of the things set forth above.

5.12.                     Notice of Developments.  The Company will promptly advise the Investors of any action or event of which it becomes aware (a) which would have the effect of making untrue or misleading any such representations or warranties if given with reference to facts and circumstances then existing or which has the effect of rendering any such covenants incapable of performance, or (b) which might affect the willingness of a prudent investor to purchase any of the Purchased Shares or the amount of consideration which such investor would be willing to pay for the Purchased Shares.  The Company and will promptly notify the Investors in writing of any pending or threatened action, proceeding or investigation by any Government Entity or any other Person (x) challenging or seeking material damages in connection with consummation of the transactions contemplated under the Principal Agreements, or (y) seeking to restrain or prohibit the consummation of transactions contemplated under the Principal Agreements.

5.13.                     Tax Compliance.  Each Group Company shall, and the Warrantors shall cause each Group Company to, fully comply in all material respects with all applicable laws, regulations, orders and policies relating to Tax, and make withholding in respect of or on account for any transaction or event occurring after the Closing in connection of which any Group Company may be levied by competent Governmental Authority of any Tax.

5.14.                     Conversion Shares.  The Company shall duly reserve Conversion Shares for issuance upon conversion of the Series E Shares, which Conversion Shares, upon issuance in accordance with the terms of the Restated Memorandum and Articles, will be duly and validly issued, fully-paid, and non-assessable and will be free of restrictions on transfer and other Encumbrances.

5.15.                     Due Performance.  The Warrantors shall, and shall procure all Group Companies to, (i) duly and promptly perform all of their respective obligations under the Principal Agreements in accordance with the terms thereof, and (ii) conduct their respective business in compliance with all Applicable Laws.

5.16.                     Confidentiality.  Each of the Warrantors shall keep confidential, and shall cause its Affiliates, and its and their respective counsels, financial advisors, auditors and other authorized representatives, including, without limitation, their agents, employees, officers, and directors (collectively, the “Representatives”) to keep confidential, the terms and conditions hereof, of any predecessor agreement and of any Principal Agreement (collectively, the “Confidential Information”) except as the Investors agree otherwise; provided that the Warrantors may disclose Confidential Information (i) to the extent advised by competent legal advisors that such disclosure is required by Applicable Laws and so long as, where such disclosure is to a Government Entity, such party shall use all reasonable efforts to obtain confidential treatment of the Confidential Information so disclosed, to the extent permissible under the Applicable Laws, (ii) to the extent required by the rules of any stock exchange, (iii) to its officers, directors, employees and professional advisors as necessary to the performance of its obligations in connection with the Principal Agreements so long as each such Person to whom the Confidential Information is so disclosed agrees to keep such Confidential Information confidential.

5.17.                     Press Releases.  None of the parties hereto and their respective Representatives shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated hereunder or use the name of any Party or its Affiliates without obtaining in each instance the prior written consent of such Party except as may otherwise be required by law, regulation or judicial action.

5.18.                     Use of Group Company’s Logo.  None of the Parties hereto shall use the names and logos of any of the other Parties or their Affiliates without obtaining in each instance the prior written consent from the Party in question, except for either Party’s name and logos to be used by the Party or its Affiliate in any marketing materials in the ordinary course of business.

5.19.                     Further Assurances.  Each Party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other Party hereto may reasonably request to give effect to the terms and intent of this Agreement and any other Principal Agreements.

SECTION 6
CONDITIONS TO CLOSING BY INVESTOR

The obligation of each Investor to consummate the Closing is subject to the satisfaction, or waiver at such Investor’s sole discretion, of the following further conditions:

6.1.                            Representations and Warranties.  The representations and warranties set forth in Section 3 or otherwise contained or referred to herein shall be true and correct as of the Closing, as though made at such date with reference to the facts and circumstances existing at such time (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date).

6.2.                            Performance.  Each of the Warrantors shall have performed and complied with all agreements, obligations and conditions contained in the Principal Agreements which such party is required to perform or comply with on or before the Closing.

6.3.                            Permits.  All Permits of any competent Government Entity or any other Person that are required in connection with any of the transactions contemplated under the Principal Agreements or under other agreements to be entered into in connection herewith

(other than those Permits that such Investor may be specifically required to obtain under Applicable Laws) shall have been duly obtained and shall continue to be in effect.

6.4.                            Proceedings and Documents.  All corporate, legal and other proceedings taken by the Group Companies in connection with the transactions contemplated under the Principal Agreements and all documents incident thereto shall be satisfactory in form and substance to such Investor, and such Investor shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request, including without limitation, the resolutions of the board of directors and shareholders of the Warrantors and their shareholders, authorizing and approving all matters in connection with this Agreement and the other Principal Agreements and the transactions contemplated hereby and thereby.

6.5.                            No Litigation.  There is no action, suit, proceeding or investigation that questions the validity of the Principal Agreements, the right of any party thereto to enter into the Principal Agreements, or the right to consummate the transactions contemplated by such Principal Agreements, or that is pending or threatened against any Group Companies or any of their respective property preventing or constraining the consummation of the transactions contemplated under the Principal Agreements.  There shall be no Applicable Laws or other legal restraint in effect which prohibits or restricts the transactions contemplated by the Principal Agreements that would have a Material Adverse Effect and which is not waived by a competent Government Entity.

6.6.                            No Material Adverse Change.  There shall not have been any change, event or effect (i) that is or would reasonably be expected to result in a Material Adverse Effect; (ii) in any banking, financial or capital market conditions or currency exchange rates or exchange controls since the date hereof that would materially and adversely impact any aspect of the transactions contemplated under the Principal Agreements; (iii) that is or would reasonably be expected to materially and adversely impair the validity or enforceability of this Agreement against the Warrantors; or (iv) that is or would reasonably be expected to materially and adversely affect the ability of the Warrantors to perform their obligations under the Principal Agreements or the transaction contemplated hereunder or thereunder.

6.7.                            Constitutional Documents.  The Company shall have duly adopted the Restated Memorandum and Articles in the form attached hereto as Exhibit C, and the Restated Memorandum and Articles shall be in full force and effect as of the Closing.

6.8.                            Amended Shareholders Agreement.  Each party to the seventh amended and restated shareholders agreement attached hereto as Exhibit D (the “Amended Shareholders Agreement”) (other than such Investor) shall have duly executed and delivered to such Investor the Amended Shareholders Agreement.

6.9.                            Board of Directors.  As of the Closing, one (1) individual designated by Kingsoft (the “Kingsoft Director”) shall have been appointed to the Board.

6.10.                     Director Indemnification Agreement.  The Company shall have entered into a director indemnification agreement with the Kingsoft Director, in the form attached hereto as Exhibit E (the “Kingsoft Director Indemnification Agreement”).

6.11.                     Legal Opinions. The Investors shall have received written opinions addressed to the Investors dated and delivered as of the Closing, substantially in the form of Exhibit F-1 and Exhibit F-2 attached hereto, from each of the Cayman Islands counsel and the PRC counsel for the Company.

6.12.                     Compliance Certificate.  The Warrantors shall have jointly delivered to such Investor a certificate dated as of the Closing Date certifying that the conditions to the Closing set forth in Sections 6.1 to 6.6 have been satisfied.

SECTION 7
CONDITIONS TO CLOSING BY COMPANY

The obligation of the Company to consummate the applicable Closing with respect to each Investor is subject to the satisfaction, or waiver by the Company in writing, of the following further conditions:

7.1.                            Representations and Warranties.  The representations and warranties of such Investor set forth in Section 4 shall be true and correct as of the Closing, as though made at such date with reference to the facts and circumstances existing at such time (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date).

7.2.                            Performance.  Such Investor shall have performed and complied with all agreements, obligations and conditions contained in the Principal Agreements which such Investor are required to perform or comply with on or before the Closing in all material respects.

7.3.                            Permits.  All Permits of any competent Government Entity or any other Person that are required in connection with any of the transactions contemplated under the Principal Agreements or under other agreements to be entered into in connection herewith (other than those Permits that any Warrantor may be specifically required to obtain under Applicable Laws) shall have been duly obtained and shall continue to be in effect.

7.4.                            Principal Agreements.  Such Investor shall have executed and delivered each Principal Agreements to which it is a party.

SECTION 8
INDEMNITY; OTHER REMEDIES

8.1.                            Company Indemnity.  Subject to Section 8.2 hereof, each of the Warrantors hereby, jointly and severally, agrees to indemnify and hold harmless each Investor, its Affiliates, successors and assigns (each an “Investor Indemnitee”) from and against any and all Indemnifiable Losses suffered by such Investor Indemnitee, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements in or pursuant to any of the Principal Agreements made by the Warrantors; provided however that notwithstanding the disclosure herein or in the Disclosure Schedule, each of the Warrantors shall jointly and severally indemnify and hold harmless the Investor Indemnitees from and against any Indemnifiable Losses suffered by such Investor Indemnitees resulted from (i) Liability for any Taxes (or the non-payment thereof) imposed by any Government Entity on any Group Company in connection with the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises issued by the State Administration of Tax (the “SAT Circular 698”), and (ii) Liabilities for the matters as set forth in Section 3.20(f) hereof that exceeds the provision for such Liabilities provided in the financial statements delivered to the Investors under Sections 3.8(a) and 3.8(b).

8.2.                            Limitation on Indemnification. Notwithstanding anything to the contrary contained in this Section 8,

(a)                                 except as provided under Sections 8.2(b) and (c) below, no claim for indemnification pursuant to Section 8.1 may be made against any Company Indemnifying Party unless written notice of such claim is delivered to such Indemnifying Party on or prior to the first (1st) anniversary of the Closing Date or the date of the initial public offering of the Company, whichever is earlier;

(b)                                 the Investor Indemnitee shall delivery written notice to the Company Indemnifying Party, no later than the seventh (7th) anniversary of the Closing, to claim for indemnification against any Indemnifiable Losses suffered by any Investor Indemnitees resulted from (i) Liability for any Taxes (or the non-payment thereof) in connection with SAT Circular 698 imposed by any Government Entity on any Group Company in connection with an event or transaction occurring before the Closing, and (ii) any inaccuracy in the representations and warranties made by the Warrantors under Section 3.20(f);

(c)                                  the Investor Indemnitee shall delivery written notice to the Company Indemnifying Party, no later than fifth (5th) anniversary of the Closing, to claim for indemnification against any Indemnifiable Losses suffered by any Investor Indemnitees resulted from Liability for any Taxes (or the non-payment thereof) in connection with SAT Circular 698 imposed by any Government Entity on any Group Company in connection with an event or transaction occurring on or after the Closing;

(d)                                 an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 8.1 unless and until the aggregate amount of the claims for indemnification pursuant to Section 8.1 equals or exceeds RMB3,000,000 or its US$ equivalent, after which the Indemnifying Party shall be liable for the entire amount of any such claim;

(e)                                  any Company Indemnifying Party will not be liable in respect of a claim to the extent that the loss that is the subject of the claim has already been recovered in respect of another claim;

(f)                                   any Company Indemnifying Party will not be liable in respect of a claim to the extent that an Investor Indemnitee or the Company or the relevant Group Company (i) has recovered from a third party, including an insurer, an amount which relates to the matter that gave rise to the claim (in whole or in part); (ii) has a right of recovery under a policy of insurance in respect of the matter that gave rise to the claim (in whole or in part); or (iii) could have recovered under a policy of insurance an amount which relates to the matter that gave rise to the claim (in whole or in part) if policies of insurance effected by or for the benefit of an Investor Indemnitee or the Company or the relevant Group Company had been maintained after the Closing on no less favorable terms than those maintained immediately before the Closing; and

(g)                                  if any Company Indemnifying Party pays an amount to an Investor Indemnitee in respect of a claim and the Investor Indemnitee subsequently recovers from a third party (including an insurer) an amount which relates (in whole or in part) to the matter that gave rise to the claim, the Investor Indemnitee must notify such Company Indemnifying Party of that fact and the amount recovered and (i) if the amount paid by such Company Indemnifying Party to the Investor Indemnitee is less than the amount recovered from the third party, the Investor Indemnitee must pay such Company Indemnifying Party an amount equal to the amount that such Company Indemnifying Party paid to the Investor Indemnitee; or (ii) if the amount paid by such Company Indemnifying Party to the Investor Indemnitee is more than the amount recovered from the third party, the Investor Indemnitee must pay such Company Indemnifying Party an amount equal to the amount recovered from the third party.

(h)                                 except in the case of intentional perversion of truth or intentional misconduct by any Warrantor in order to induce any Investor to subscribe for the Series E Shares as contemplated hereunder, the amount of claims for indemnification which may be recovered from the Warrantors pursuant to this Section 8 shall be limited to the aggregate Series E Redemption Price (as defined in the Restated Memorandum and Articles) of all of the Series E Shares held by such Investor, calculated up to the date of the satisfaction of such claims.

8.3.                            Investor Indemnity.  Each Investor hereby agrees to, severally but not jointly, indemnify and hold harmless the Company, its Affiliates, successors and assigns, including the Founders, (each a “Company Indemnitee”, together with the Investor Indemnitee, collectively, “Indemnitee” ) from and against any and all Indemnifiable Losses suffered by such Company Indemnitee, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements in or pursuant to any of the this Agreement made by such Investor provided that no claim for indemnification pursuant to this Section may be made against such Investor unless written notice of such claim is delivered to such Investor on or prior to the first (1st) anniversary of the Closing Date or the date of the initial public offering of the Company, whichever is earlier.

8.4.                            Procedure.

(a)                                 Any Indemnitee seeking indemnification with respect to any Indemnifiable Loss (with respect to Sections 8.1 and 8.2, an “Investor Indemnified Party”; with respect to Section 8.3, a “Company Indemnified Party”; collectively, an “Indemnified Party”) shall give notice to the party required to provide indemnity hereunder (with respect to Sections 8.1 and 8.2, a “Company Indemnifying Party”; with respect to Section 8.3, an “Investor Indemnifying Party”; collectively, the “Indemnifying Party”).

(b)                                 If any claim, demand or Liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity under this Section 8.  If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the Indemnified Party suffered by it in good faith, shall be conclusive in its favor against the Indemnifying Party.

8.5.                            Not Exclusive Remedy.  This Section 8 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation or fraud.

SECTION 9
TERMINATION

9.1.                            Termination of Agreement.  This Agreement shall terminate:

(a)                                 subject to any agreement by the Company and the Investors to permit the Closing to occur at a later date, upon written notice by any Party hereto after the expiration of six (6) months from the date of this Agreement (the “Long-Stop Date”) if the Closing does not occur prior thereto;

(b)                                 upon the mutual consent in writing of the Company and the Investors;

(c)                                  in the event of any misrepresentation or other breach under this Agreement which materially affects the Company or any Investor hereto, upon written notice by such affected party if such breach is not remedied within twenty (20) Business Days after a written notice thereof is given to the breaching party by the affected party; or

(d)                                 upon written notice from any Investor given to the Company hereto if there shall be any Applicable Laws that make consummation of the transactions contemplated under the Principal Agreements illegal or otherwise prohibited, which is not waived or repealed by a competent Government Entity within one (1) month of first becoming known to any Party hereto.

9.2.                            Effect of Termination.  If this Agreement is terminated pursuant to the provisions of this Section 9, then this Agreement shall have no further effect; provided that no Party hereto shall be relieved of any liability for a breach of this Agreement or for any misrepresentation hereunder, nor shall such termination be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation; provided further that the provisions of Section 3, Section 8, Section 9.2 and Section 10 shall survive the expiration or early termination of this Agreement.

SECTION 10
MISCELLANEOUS

10.1.                     Binding Effect; Assignment.  This Agreement shall be binding upon and shall be enforceable by each Party hereto, its successors and permitted assigns.  Each Investor shall have the right to assign all or part of its rights under this Agreement to any of its Affiliates.  Except as provided in the preceding sentence, no Party hereto may assign any of its rights or obligations hereunder without the prior written approval of the other Parties hereto.

10.2.                     Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of New York.

10.3.                     Dispute Resolution.

(a)                                 Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity thereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim.  Such consultation shall begin within seven days after one party to the dispute has delivered to the other party a written request for such consultation.  If within thirty days following the commencement of such consultation the Dispute cannot be resolved, the Dispute shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(b)                                 The Dispute shall be settled by arbitration in Hong Kong under the UNCITRAL Arbitration Rules in effect at the time of the commencement of the arbitration.  The arbitration shall be administered by the Hong Kong International Arbitration Centre (the “Centre” or “HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration in effect at the time of the commencement of the arbitration.  There shall be three arbitrators.  Each party to the Dispute shall choose one arbitrator.  The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong.  If any of the members of the arbitral tribunal has not been appointed within thirty days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

(c)                                  The arbitral proceedings shall be conducted in English.  To the extent that the UNCITRAL Arbitration Rules or HKIAC Procedures for the Administration of International Arbitration are in conflict with the provisions of this Section 10.3, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 10.3 shall prevail.

(d)                                 Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(e)                                  The award of the arbitral tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(f)                                   The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive law.

(g)                                  Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h)                                 During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

10.4.                     Language.  This Agreement has been executed in English language only.  Any translation of this Agreement into another language shall have no interpretive effect.  All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

10.5.                     Amendments.  Except as otherwise permitted herein, this Agreement and its provisions may be amended, changed, waived, discharged or terminated only by a writing signed by each of the Company, the Warrantors and the Investors.

10.6.                     Notices.  Except as otherwise agreed by the Parties hereto, all notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any Party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address given for such Party on Schedule VI, and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five calendar days after delivery to or pickup by the overnight courier service.

10.7.                     Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements.

10.8.                     Survival of Warranties.  The warranties and representations of the Warrantors contained in this Agreement shall survive the Closing.  All statements contained in any certificate or other instrument delivered by or on behalf of the Warrantors pursuant to this Agreement shall be deemed representations and warranties of the Warrantors under this Agreement.  The warranties and representations of the Warrantors or the Investors shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Parties hereto.

10.9.                     Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all Applicable Laws.  If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such Applicable Laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction

10.10.              Remedies Cumulative.  The rights and remedies available under this Agreement or otherwise available shall be cumulative with and in addition to all other rights and remedies and may be exercised successively.

10.11.              Counterpart Execution.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10.12.              No Third Party Beneficiary.  Except to the extent expressly stated otherwise, nothing in this Agreement is intended to confer upon any Person other than the Parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.

10.13.              Knowledge.  In this Agreement, any reference to a Person’s “knowledge” means the actual knowledge of such Person and that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors, key employees and professional advisers (including attorneys, accountants and consultants) of the Person and its Affiliates who could reasonably be expected to have knowledge of the matters in question.

10.14.              Costs and Expenses.  At the Closing, the Company shall reimburse each Investor for all its reasonable costs and expenses, including without limitation, the legal, accounting, brokerage, consulting expenses in connection with the due diligence, negotiation, execution, delivery and performance of the Principal Agreements and the transactions contemplated by the Principal Agreements (the “Expenses”), provided however that if the Closing fails to occur prior to the Long-Stop Date (i) for any reasons that may be attributable to the Warrantors, or (ii) because there exist material negative differences between the findings of the due diligence made by such Investor and the information disclosed by the Warrantors, the Company shall reimburse all Expenses incurred by such Investor within thirty (30) business days upon the demand of the Investor.

10.15.              Rules of Construction.  Each Party agrees that it or he or she has been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

10.16.              No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

[The remainder of this page has been left intentionally blank.]

IN WITNESS WHEREOF the parties hereto have duly execute this Agreement as of the first date written above.

INVESTOR:
KING VENTURE HOLDINGS LIMITED

	By:	/s/ Zhang Hongjiang
Name: Zhang Hongjiang
Title: Director

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF the parties hereto have duly execute this Agreement as of the first date written above.

INVESTOR:	MORNINGSIDE CHINA TMT SPECIAL OPPORTUNITY FUND, L.P.,
a Cayman Islands exempted limited partnership

	By:	/s/

MORNINGSIDE CHINA TMT GP III, L.P.,
a Cayman Islands exempted limited partnership,
its general partner

	By:	/s/

TMT GENERAL PARTNER LTD.,
a Cayman Islands exempted company,
its general partner

/s/
Director/Authorized Signatory

MORNINGSIDE CHINA TMT FUND III
CO-INVESTMENT, L.P.,
a Cayman Islands exempted limited partnership

	By:	/s/

MORNINGSIDE CHINA TMT GP III, L.P.,
a Cayman Islands exempted limited partnership,
its general partner

	By:	/s/

TMT GENERAL PARTNER LTD.,
a Cayman Islands exempted company,
its general partner

/s/
Director/Authorized Signatory

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF the parties hereto have duly execute this Agreement as of the first date written above.

INVESTOR:
IDG TECHNOLOGY VENTURE INVESTMENT V, L.P.
By: IDG Technology Venture Investment V, LLC,
Its General Partner

	By:	/s/ Chi Sing HO
Name: Chi Sing HO
Title: Authorized Signatory

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF the parties hereto have duly execute this Agreement as of the first date written above.

THE COMPANY:	XUNLEI LIMITED

	By:	/s/ Shenglong Zou
Name:
Title:

BVI CO.:	XUNLEI NETWORK TECHNOLOGIES LIMITED (迅雷网络技术有限公司)

	By:	/s/ Shenglong Zou
Name:
Title:

HK CO.:	XUNLEI NETWORK TECHNOLOGIES LIMITED (迅雷網絡技術有限公司)

	By:	/s/ Shenglong Zou
Name:
Title:

WFOE	GIGANOLOGY (SHENZHEN) CO., LTD. (千兆科技(深圳)有限公司)

	By:	/s/ Shenglong Zou /common seal/
Name:
Title:

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

XUNLEI COMPUTER	XUNLEI COMPUTER (SHENZHEN) COMPANY LIMITED (迅雷计算机(深圳)有限公司)

	By:	/s/ Shenglong Zou /common seal/
Name:
Title:

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF the parties hereto have duly execute this Agreement as of the first date written above.

SHENZHEN XUNLEI	SHENZHEN XUNLEI NETWORKING TECHNOLOGIES CO., LTD. (深圳市迅雷网络技术有限公司)

	By:	/s/ Shenglong Zou /common seal/
Name:
Title:

OTHER GROUP COMPANIES	XUNLEI GAMES DEVELOPMENT (SHENZHEN) CO., LTD. (深圳市迅雷游戏开发有限公司)

	By:	/s/ /common seal/
Name:
Title:

SHENZHEN XUNLEI KANKAN INFORMATION TECHNOLOGIES CO., LTD. (深圳市迅雷看看信息技术有限公司)

	By:	/s/ Feng Liu /common seal/

Name:
Title:

XUNLEI NETWORKING (BEIJING) CO., LTD.
(北京迅雷网络技术有限公司)

	By:	/s/ /common seal/

Name:
Title:

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF the parties hereto have duly execute this Agreement as of the first date written above.

SHENZHEN FENGDONG NETWORKING TECHNOLOGIES CO., LTD. (深圳市烽动网络技术开发有限公司)

By:	/s/ Hao Cheng /common seal/
Name:
Title:

XUNLEI SOFTWARE (SHENZHEN) CO., LTD. (深圳市迅雷软件有限公司)

By:	/s/ Feng Liu /common seal/
Name:
Title:

SHENZHEN WANGXIN TECHNOLOGIES CO., LTD. (深圳市网心科技有限公司)

By:	/s/ Hao Cheng /common seal/
Name:
Title:

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF the parties hereto have duly execute this Agreement as of the first date written above.

FOUNDER HOLDCOS:	VANTAGE POINT GLOBAL LIMITED

	By:	/s/ Shenglong Zou
Name:
Title:

AIDEN & JASMINE LIMITED

	By:	/s/ Hao Cheng
Name:
Title:

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

Schedule I —List of PRC Companies

1.                        Xunlei Computer (Shenzhen) Company Limited (迅雷计算机（深圳）有限公司)

2.                        Giganology (Shenzhen) Co., Ltd. (千兆科技（深圳）有限公司)

3.                        Shenzhen Xunlei Networking Technologies Co., Ltd. (深圳市迅雷网络技术有限公司), a limited liability company organized under the laws of the PRC.

4.                        Xunlei Software (Shenzhen) Co., Ltd. (深圳市迅雷软件有限公司), a limited liability company organized under the laws of the PRC.

5.                        Xunlei Games Development (Shenzhen) Co., Ltd. (深圳市迅雷游戏开发有限公司), a limited liability company organized under the laws of the PRC.

6.                        Shenzhen Xunlei Kankan Information Technologies Co., Ltd. (深圳市迅雷看看信息技术有限公司), a limited liability company organized under the laws of the PRC.

7.                        Shenzhen Fengdong Networking Technologies Co., Ltd. (深圳市烽动网络技术开发有限公司), a limited liability company organized under the laws of the PRC.

8.                        Xunlei Networking (Beijing) Co., Ltd. (北京迅雷网络技术有限公司), a limited liability company organized under the laws of the PRC.

9.                        Shenzhen Wangxin Science and Technologies Co., Ltd. (深圳市网心科技有限公司), a limited liability company organized under the laws of the PRC.

Schedule II — Schedule of Founder Holdcos

Founder Holdco	Beneficial Owner of Founder Holdco	PRC ID Card No.	Beneficial Ownership Percentage
Vantage Point Global Limited	ZOU Shenglong (邹胜龙)	***	100%
Aiden & Jasmine Limited	CHENG Hao (程浩)	***	100%

Schedule III — Schedule of Investors

Name of Investors	Purchase Amount		Number of Series E Shares Purchased
King Venture Holdings Limited	US$	90,000,000	31,939,676
Morningside China TMT Special Opportunity Fund, L.P.	US$	9,111,111	3,233,399
Morningside China TMT Fund III Co-Investment, L.P.	US$	888,889	315,454
IDG Technology Venture Investment V, L.P.	US$	10,000,000	3,548,853
Total	US$	110,000,000	39,037,382

Schedule IV — Control Documents

1.                        Loan Agreement dated December 22, 2010 among Giganology (Shenzhen) Co., Ltd., Shenglong Zou, Hao Cheng, Fang Wang, Jianming Shi and Guangzhou Shulian Information Investment (with two supplementary agreements dated March 1, 2012 and March 10, 2014, respectively);

2.                        Loan Agreement dated May 10, 2011 between Shenglong Zou and Giganology (Shenzhen) Co., Ltd. (with a supplementary agreement dated March 1, 2012);

3.                        Share Disposal Agreement dated November 15, 2006 among Giganology (Shenzhen) Co., Ltd., Shenzhen Xunlei Networking Technologies Co., Ltd., Shenglong Zou, Hao Cheng, Fang Wang, Jianming Shi and Guangzhou Shulian Information Investment (with a supplementary agreement dated May 10, 2011);

4.                        Share Pledge Agreement dated November 15, 2006 among Giganology (Shenzhen) Co., Ltd., Shenglong Zou, Hao Cheng, Fang Wang, Jianming Shi and Guangzhou Shulian Information Investment (with three supplementary agreements dated May 10, 2011, March 1, 2012 and March 10, 2014, respecitvely);

5.                        Business Operating Agreement and Power of Attorney dated November 15, 2006 among Giganology (Shenzhen) Co., Ltd., Shenzhen Xunlei Networking Technologies Co., Ltd., Shenglong Zou, Hao Cheng, Fang Wang, Jianming Shi and Guangzhou Shulian Information Investment (with a supplementary agreement dated March 1, 2012);

6.                        Powers of Attorney dated May 10, 2011 executed by each of Shenglong Zou, Hao Cheng, Fang Wang, Jianming Shi and Guangzhou Shulian Information Investment, respectively;

7.                        Exclusive Technical Support and Technical Services Agreement dated September 16, 2005 between Giganology (Shenzhen) Co., Ltd. and Shenzhen Xunlei Networking Technologies Co., Ltd. (with two supplementary agreements dated November 15, 2006 and March 10, 2014, respectively);

8.                        Exclusive Technical Consulting and Training Agreement dated September 16, 2005 between Giganology (Shenzhen) Co., Ltd. and Shenzhen Xunlei Networking Technologies Co., Ltd. (with two supplementary agreements dated November 15, 2006 and March 10, 2014, respectively);

9.                        Intellectual Property Purchase Option Agreement dated March 1, 2012 between Giganology (Shenzhen) Co., Ltd. and Shenzhen Xunlei Networking Technologies Co., Ltd. (with a supplementary agreement dated March 10, 2014);

10.                 Proprietary Technology License Agreement dated March 1, 2012 between Giganology (Shenzhen) Co., Ltd. and Shenzhen Xunlei Networking Technologies Co., Ltd.

Schedule V — List of Key Employees

	Name	ID Card / Passport	Position
1	Shenglong Zou	***	CEO
2	Xiang Li	***	Vice President of the Xunlei Group and Vice General Manager of Member Subscription Department
3	Kening Wu	***	Vice President of the Xunlei Group
4	Hui Jin	***	Vice President of the Xunlei Group and Vice General Manager of Contents Center, Business Department of Xunlei Kankan
5	Yubo Zhang	***	Senior Vice President of the Xunlei Group
6	Fei Yu	***	Vice President of the Xunlei Group
7	Hui Duan	***	Senior Vice President of the Xunlei Group
8	Peng Huang	***	COO and General Manager of Member Subscription Business
9	Yonggang Wei	***	Vice President of the Xunlei Group
10	Hang Xie	***	Vice President of the Xunlei Group
11	Lan Luo	***	Vice President of the Xunlei Group
12	Yandong Zhang	***	Vice President of the Xunlei Group / Vice General Manager of Wireless Business Department and General Manager of Xunlei Mobile Platform
13	Xiaoming Wang	***	Vice President
14	Wu Tao Thomas	***	CFO
15	Xuming Huang	***	Vice President of the Xunlei Group / CMO of Xunlei Kankan
16	Haocheng	***	Co-founder (CEO of Xunlei Games CEO of Xunlei Kanka)
17	Ting Shen	***	Vice President of Sales and Marketing of Xunlei Games

Schedule VI

Schedule of Notice

If to the Warrantors:
Address:	4/F, Hans Innovation Mansion, North Ring Road, No.9018 High-Tech Park, Nanshan District, Shenzhen (深圳市南山区高新园北环大道9018号大族创新大厦4F)
Tel:	0755-3391 2900
Fax:	0755-3391 2909
Attention:	ZOU Shenglong (邹胜龙)

If to Kingsoft:
Address:	c/o Business Office Area C, 2/F, 33 West Xiaoying Rd, Haidian District, Beijing, the PRC
Tel:	010-82334488
Fax:	010- 82325655
Attention:	Francis NG

If to Morningside:
Address:	c/o MTI Secretarial Services Limited 22nd Floor, Hang Lung Centre, 2-20 Paterson Street, Causeway Bay, Hong Kong
Fax:	(852) 2577 3509
Attention:	George Chang

If to IDG:
Address:	c/o IDG Capital Management (HK) Limited, Unit 5505, The Centre, 99 Queen’s Road Central, Hong Kong
Fax:	(852) 25291619
Attention:	Mr. Simon Ho

Exhibit A

Seventh Amended and Restated Memorandum of Association and

Sixth Amended and Restated Articles of Association

Exhibit B

Disclosure Schedule

Exhibit C

Capitalization Table Immediately Prior to the Closing

and Immediately Following the Closing

Fully-Diluted Base

	Pre - Closing			Post - Closing
Shareholders	Number of shares		%	Number of shares		%
Common shares
Vantage Point Global Limited	43,149,285		15.36%	43,149,285		13.49%
Aiden & Jasmine Limited	16,994,685		6.05%	16,994,685		5.31%
Skyline Global Company Holdings Limited	1,303,402		0.46%	1,303,402		0.41%

Series A
IDG Technology Venture Investment III, L.P.	18,120,000		6.45%	18,120,000		5.66%
Joinway Investments Limited	6,484,560		2.31%	6,484,560		2.03%
Bright Access International Limited	1,736,501		0.62%	1,736,501		0.54%
Skyline Global Company Holdings Limited	75,499		0.03%	75,499		0.02%

Series A-1
Morningside Technology Investments Limited	34,757,081		12.37%	34,757,081		10.86%
Skyline Global Company Holdings Limited	1,642,919		0.58%	1,642,919		0.51%

Series B
Morningside Technology Investments Limited	3,030,828		1.08%	3,030,828		0.95%
Ceyuan Ventures I., L.P. and Ceyuan Ventures Advisors Fund, LLC	14,155,917		5.04%	14,155,917		4.42%
Google Inc.	4,546,244		1.62%	4,546,244		1.42%
Fidelity Asia Principals Fund L.P.	3,030,828		1.08%	3,030,828		0.95%
IDG Technology Venture Investment III, L.P. and IDG Technology Venture Investment IV, L.P.	3,529,920		1.26%	3,529,920		1.10%
Skyline Global Company Holdings Limited	2,014,547		0.72%	2,014,547		0.63%

Series C
King Market Investment Limited	7,103,327	(1)	2.53%	7,103,327	(1)	2.22%
CRP Holdings Limited	164,771	(2)	0.06%	165,236	(2)	0.05%

(1)  Presented on a fully-converted as adjusted basis corresponding to 5,613,699 of Series C Shares.

(2)  Presented on a fully-converted as adjusted basis corresponding to 114,565 of Series C Shares, and using a conversion price calculated as if the repurchase provided under section 10.4 of the Amended Shareholders Agreement has been completed.

Series D
Skyline Global Company Holdings Limited	12,196,749	(3)	4.34%	12,200,793	(3)	3.81%

Series E
Xiaomi Ventures Limited	70,975,491		25.27%	70,977,058		22.18%
King Venture Holdings Limited	/		/	31,939,676		9.98%
Morningside China TMT Special Opportunity Fund, L.P.	/		/	3,233,399		1.01%
Morningside China TMT Fund III Co-Investment, L.P.	/		/	315,454		0.10%
IDG Technology Venture Investment V, L.P.	/		/	3,548,853		1.11%

Restricted Shares (Common Shares)
Leading Advice Holdings Limited	9,073,732		3.23%	9,073,732		2.84%

ESOP	26,822,828		9.55%	26,822,828		8.38%

Total	280,909,114		100%	319,952,572		100%

(3)  Presented on a fully-converted as adjusted basis corresponding to 10,580,397 of Series D Shares, and using a conversion price calculated as if the repurchase provided under section 10.4 of the Amended Shareholders Agreement has been completed.

Exhibit D

Amended Shareholders Agreement

Exhibit E

Form of Director Indemnification Agreement

Exhibit F-1

Form of Cayman Legal Opinion

Exhibit F-2

Form of PRC Legal Opinion